Exhibit 4.1

SIXTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of May 16, 2008, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, FIRST STATE BANK, FIRST STATE BANK OF NORTHWEST ARKANSAS, SOVEREIGN BANK, ENTERPRISE BANK & TRUST, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.           Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, February 24, 2006, April 28, 2006, and December 31, 2006 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks party thereto, and Agent, pursuant to which a $40,000,000 Revolving Line of Credit exists in favor of Borrower.

B.           Borrower and Banks have agreed that certain modifications shall be made to the Colonial Credit Agreement to include provisions related to rate management transactions.  Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.             Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1.           In Section 1.01, the defined term “Borrowing Base” is hereby deleted and replaced with the following:

“’Borrowing Base” means, as of the date of determination, the remainder of (a) the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding, minus (b) $10,000,000 plus the outstanding balance of the $10,000,000 Promissory Note payable by America’s Car Mart, Inc. and Texas Car-Mart, Inc. to Bank of Oklahoma plus $1,800,000.”

1.2.           In Section 1.01, the defined term “Obligations” is hereby deleted and replaced with the following:

“’Obligations’ means, collectively (i) all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Bank arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Bank in the Borrower’s debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents, and (ii) all Rate Management Obligations owing to one or more Banks.”

1.3.           The following new defined terms are hereby added to Section 1.01:

“’Rate Management Obligations’ of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.”

“’Rate Management Transaction’ means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.”

1.4.           A new subparagraph (6) is hereby added to Section 6.02 (Debt), as follows:

"(6) Debt arising under Rate Management Transactions related to the Loan.”

1.5.           A new subparagraph (16) is hereby added to Section 8.01 (Events of Default), as follows:

"(16)  Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transaction," whether or not any Bank or Affiliate of a Bank is a party thereto.”

2.             Conditions Precedent.  The obligations of the Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.	Borrower shall execute and deliver this Amendment.

2.2.           Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.4.           No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3.             Representations and Warranties.  Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4.             Ratification.  Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and confirms that no Default exists thereunder.

5.             Ratification of Security Agreements.  Borrower and each Guarantor hereby (i) ratifies and confirms its respective Security Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations secured thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

6.             Ratification of Guaranties.  Each Guarantor hereby (i) ratifies and confirms its respective Guaranty Agreement, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations guaranteed thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

7.             Ratification of Subordination Agreements.  ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement, and confirms that it remains in full force and effect and, further, acknowledges and agrees that the Superior Obligations (as defined therein) shall include all Rate Management Obligations of Borrower, as defined herein.

8.             Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9.             Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.           Costs, Expenses and Fees.  Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

[Signature pages follow.]

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By /s/ Hank Henderson
Hank Henderson, President

“GUARANTORS” and
“SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By /s/ Jeff Williams
Jeff Williams, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By /s/ Jeff Williams
Jeff Williams, Vice President

“BANKS”

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$10,000,000

Principal Office and Lending Office:	By /s/ Jeffrey R. Dunn
P.O. Box 1407	Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bankofarkansas.com

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	SOVEREIGN BANK
$3,500,000

Principal Office and Lending Office:
7301 State Highway 161, Suite 130
Irving, Texas 75039	By /s/ Jack Roberson
Attention: Jack Roberson	Jack Roberson, Area President
Area President
Email: jroberson@banksov.com

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	GREAT SOUTHERN BANK
$5,000,000

Principal Office and Lending Office:
1451 E. Battlefield
Springfield, MO 65804	By /s/Ron Pender
Attn: Ron Pender	Ron Pender, Vice President
rpender@greatsouthernbank.com

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST ARKANSAS
$1,500,000

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	By	/s/ Curtis Hutchins
Attn: Curtis Hutchins		Curtis Hutchins, President/Chief Executive
E-mail: chutchins@fsbnwa.com		Officer

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	FIRST STATE BANK
$6,000,000

Principal Office and Lending Office:
620 Chestnut Street
Conway, AR 72703	By	/s/ Michael Bynum
Attention: Michael Bynum		Michael Bynum, Senior Vice President
mbynum@fsbmail.com

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	ENTERPRISE BANK & TRUST
$6,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS 66213	By	/s/ Craig G. Huston
Attention: Craig G. Huston		Craig G. Huston, President

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

Revolving Credit Commitment:	COMMERCE BANK, N.A.
$8,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO 64106
Attention: Kyle Area	By /s/ Kyle Area
Kyle Area, Vice President
Regional Banking

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]

“AGENT”

BANK OF ARKANSAS, N.A.

By	/s/ Jeffrey R. Dunn
Jeffrey R. Dunn, President & CEO

[Signature Page to Sixth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated May 16, 2008]